Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

9 December 2024

Matter No. 1004762

(852) 2842 9580

Ryan.McConvey@conyers.com

BTC Digital Ltd.

61 Robinson Road Level 6 & 7

#738, Singapore 068893

Re: BTC Digital Ltd. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a public offering (the “Offering”) in the United States of an aggregate of (i) 880,000 ordinary shares, par value US$0.06 each of the Company (the “Closing Shares”); (ii) 1,620,000 pre-funded warrants (the “Pre-Funded Warrants” and each a “Pre-Funded Warrant”) to purchase 1,620,000 ordinary shares, par value US$0.06 each of the Company exercisable at an exercise price of US$0.001 per share (the “Warrant Shares”); and (iii) up to 375,000 additional ordinary shares, par value US$0.06 each of the Company at the option of the Underwriter (as defined below) (the “Option Shares” and together with the Closing Shares, the “Offer Shares”) each as described in the Registration Statement and the Prospectus (both as defined below).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of the following documents:

1.1	the Company’s registration statement on Form S-3 (File No. 333-283367) (the “Form S-3”) filed with the Securities and Exchange Commission in the United States (“SEC”) on 20 November 2024 and declared effective by the SEC on 5 December 2024 (the “Registration Statement”);

1.2	the Company’s prospectus included in the Registration Statement dated 20 November 2024 (the “Base Prospectus”) and the prospectus supplement dated 9 December 2024 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”) relating to the Offering of the Offer Shares and the Pre-Funded Warrants;

1.3	the underwriting agreement made among Aegis Capital Corp. (the “Underwriter”) and the Company dated 6 December 2024, as amended by the first amendment to the underwriting agreement made among the Underwriter and the Company dated 9 December 2024 (collectively, the “Underwriting Agreement”);

1.4	the Pre-Funded Warrants issued by the Company to certain investors each dated 9 December 2024;

1.5	a copy of the amended and restated memorandum and articles of association of the Company certified by the secretary of the Company on 9 December 2024 (the “Memorandum and Articles of Association”);

1.6	copies of written resolutions of the directors dated 20 November 2024 and written resolutions of directors dated 5 December 2024 (the “Resolutions”);

1.7	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 5 December 2024 (the “Certificate Date”);

1.8	a certificate issued by a director of the Company on 5 December 2024 (the “Director Certificate”); and

1.9	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Underwriting Agreement, the Pre-Funded Warrants, the Registration Statement, the Prospectus and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

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2.5	the issuance and sale of the Offer Shares by the Company, and the Company’s incurrence and performance of its obligations under the Underwriting Agreement and the Pre-Funded Warrants in accordance with the terms thereof will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the Cayman Islands;

2.6	that the issuance and sale of and payment for the Offer Shares will be in accordance with the Underwriting Agreement, the Registration Statement and the Prospectus;

2.7	that, upon the issue of the Offer Shares or the Warrant Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8	the capacity, power and authority of each of the parties to the Underwriting Agreement and the Pre-Funded Warrants other than the Company, to enter into and perform its respective obligations under the Underwriting Agreement and the Pre-Funded Warrants;

2.9	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.10	that the Company will have sufficient authorised and unissued share capital to effect the issue of the Warrant Shares and the Option Shares at the time of issuance;

2.11	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission;

2.12	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Underwriting Agreement;

2.13	that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Securities pursuant to the Registration Statement; and

2.14	that the Offering and the transactions contemplated thereunder comply with the requirements of the applicable rules of The Nasdaq Stock Market LLC.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2	The Company has taken all corporate action required to authorise the issuance, sale and offer of the Offer Shares, the Pre-Funded Warrants and the Warrant Shares.

4.3	When issued and paid for as contemplated in the Underwriting Agreement, the Registration Statement and the Prospectus and registered in the register of members of the Company, the Offer Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.4	When issued, executed, delivered and paid for as contemplated in Underwriting Agreement, the Registration Statement and the Prospectus, the Pre-Funded Warrants will be validly issued and constitute the legal, valid and binding obligations of the Company in accordance with the terms thereof.

4.5	When issued and paid for as contemplated in the Pre-Funded Warrants, the Registration Statement and the Prospectus and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof)

We hereby consent to the filing of this opinion as an exhibit to the Company’s report filing on Form 8-K with the Commission, which will be incorporated by reference into and deemed part of the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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